UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

IAC/InterActiveCorp (the “Registrant” or “IAC”) has established December 15, 2016 as the date of IAC’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”), which will be held on Thursday, December 15, 2016, at 9:00 a.m., local time, at IAC’s corporate headquarters, located at 555 West 18th Street, New York, NY 10011. The record date for the 2016 Annual Meeting (and any adjournment thereof) will be the close of business on October 27, 2016. Additional information regarding the 2016 Annual Meeting will be disclosed in the Registrant’s proxy statement, which is expected to be filed with the United States Securities and Exchange Commission on or before October 31, 2016.

IAC stockholders who wish to have a stockholder proposal considered for inclusion in IAC’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 must ensure that such stockholder proposal is received by IAC’s Corporate Secretary, c/o IAC, 555 West 18th Street, New York, NY 10011, no later than the close of business on October 28, 2016. In addition, any stockholder proposal submitted must also meet the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stockholders who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 under the Exchange Act or nominate a person for election as a director must ensure that written notice of such proposal or nomination is received by IAC’s Corporate Secretary, at the address specified above, no later than the close of business on November 15, 2016.

If IAC does not receive notice of the proposal or nomination at its corporate headquarters prior to the applicable dates specified above, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and Rule 14a-5 of the Exchange Act and those IAC officers who will have been designated as proxies will accordingly be authorized to exercise discretionary voting authority as to such matters.   IAC reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Executive Vice President,
General Counsel & Secretary

Date: October 24, 2016